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                                                                      Exhibit 23



                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K and into the Company's previously filed Registration Statement File No. 33-12034 and 33-31547, of our report dated January 7, 1999, included in Argonaut Group, Inc.'s 1998 Annual Report to Shareholders. It should be noted that we have not audited any consolidated financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                                            ARTHUR ANDERSEN LLP


San Francisco, California
March  12, 1999